CONFIDENTIAL Page 1 of 3 [*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. Exhibit 10.6 Seagen Inc. 21823 30th Drive Street Bothell, WA 98021 March 9, 2023 RemeGen Co., Ltd. 58 Middle Beijing Road Yantai Economic and Technological Development Zone Yantai, Shandong Province China 264006 Attention: CEO E-mail: [*] Re: License Agreement dated as of August 8, 2021 and effective as of September 15, 2021 by and between Seagen Inc. (“Seagen”) and RemeGen Co., Ltd. (“RemeGen” and together with Seagen, collectively, the “Parties” and each a “Party”), as amended by a Letter Agreement, dated December 7, 2021 (as amended, the “License Agreement”) Dear [*]: I refer to recent discussions and alignment at the JCMC between the Parties concerning the manufacture and supply of RC48 Licensed Product for Development in the Field in the Seagen Territory. As contemplated by Section 6.1(a) of the License Agreement, Seagen and RemeGen entered into that certain Clinical Supply Agreement dated December 15, 2021, as amended by Amendment No. 1 thereto dated October 11, 2022 (as amended, the “Clinical Supply Agreement”) for the supply of Bulk Drug Product to Seagen. The purpose of this Letter Agreement is to memorialize the JCMC decision that Seagen shall be responsible for some of the clinical manufacture and supply of RC48 Licensed Product for Development in the Field in the Seagen Territory. Therefore, Seagen and RemeGen hereby agree as follows: 1. Capitalized terms shall have the meaning ascribed to them in the License Agreement or Clinical Supply Agreement, as applicable, unless otherwise defined herein. 2. Section 6.1(a) is hereby deleted and replaced in its entirety as follows: (a) Clinical Supply. RemeGen shall be responsible, by itself or through one or more Third Party contract manufacturers (each a “CMO”), to manufacture and supply to each Party, its Affiliates and sublicensees the RC48 Licensed Product for Development in the Field in the Seagen Territory and in the RemeGen Territory. Within [*] days after the Effective Date, the Parties shall negotiate in good faith and enter into an agreement consistent with the terms set forth on Exhibit (a) hereto, pursuant to which RemeGen would supply the RC48 Licensed Product to

Page 2 of 3 [*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. Seagen for use in Development in the Field in the Seagen Territory (or for use in the conduct of Global Trials or Collaborative Global Trials) at a transfer price [*] (the “RC48 Clinical Supply Agreement”). Notwithstanding the foregoing, and without prejudice to the provisions (including forecasting and ordering procedures) set forth in the RC48 Clinical Supply Agreement, Seagen may manufacture (or have manufactured) and supply to itself, its Affiliates and sublicensees the RC48 Licensed Product for use in Development in the Field in the Seagen Territory (and in the RemeGen Territory for use in the conduct of Global Trials or Collaborative Global Trials). 3. The terms of this Letter Agreement shall be the Confidential Information of both Parties for purposes of the License Agreement. 4. This Letter Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each of the Parties. 5. This Letter Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity. 6. Except as expressly set forth in this Letter Agreement, the terms and conditions of the License Agreement remain unchanged. 7. This Letter Agreement will be effective as of the date set forth above (the “Effective Date”). Very truly yours, [*] [Signature Page Follows]

Page 3 of 3 [*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. IN WITNESS WHEREOF, the Parties have executed this Letter Agreement as of the Effective Date by their duly authorized representatives. SEAGEN INC. BY: /s/ Natasha Hernday NAME: Natasha Hernday TITLE: Chief Business Officer REMEGEN CO., LTD BY: /s/ Dan Ross NAME: Dan Ross TITLE: Senior Vice President, Global Business Development